UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2016

Axiom Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-195950	46-3389613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11637 Orpington St, Orlando, FL	32817
(Address of Principal Executive Offices)	(Zip Code)

(407) 412-6432
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2016, Chua Seong Seng resigned as Chief Executive Officer, President and as a director. There have been no disagreements between the Company and Chua Seong Seng on any matter relating to Company’s operations, policies or practices.  Chua Seong Seng was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein.  Any letter so provided will be filed as an Exhibit when received.

On February 19, 2016, Lim Wei Lin resigned as Secretary and as a director. There have been no disagreements between the Company and Lim Wei Lin on any matter relating to Company’s operations, policies or practices.  Lim Wei Lin was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees or disagrees with the statements made herein.  Any letter so provided will be filed as an Exhibit when received.

On February 19, 2016, Low Tuan Lee was appointed Chief Executive Officer and President, and will retain his position as Chief Financial Officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axiom Holdings, Inc.

Date: February 24, 2016	By:	/s/ Low Tuan Lee
Low Tuan Lee
President